UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2020

AMERICA FIRST MULTIFAMILY INVESTORS, L.P.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-24843	47-0810385
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14301 FNB Parkway, Suite 211, Omaha, Nebraska		68154
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (402) 952-1235

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Beneficial Unit Certificates representing assignments of limited partnership interests in America First Multifamily Investors, L.P.	ATAX	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 24, 2020, America First Multifamily Investors, L.P. (the “Partnership”), and its affiliate, ATAX TEBS Holdings, LLC (the “Issuer”), entered into a number of agreements pursuant to which the Issuer issued $103.5 million aggregate principal amount of Taxable Secured Notes 2020 Series A (“Notes”).  The Notes were issued under an Indenture of Trust dated as of September 24, 2020 (the “Indenture”) by and between the Issuer and U.S. Bank National Association (“U.S. Bank”), as trustee (in such capacity, the “Trustee”), and a Supplemental Agreement dated as of September 24, 2020 (the “Supplemental Agreement”) by and between the Issuer, Stern Brothers & Co., as underwriter (“Stern Bros.”), Mizuho Capital Markets LLC, as the initial noteholder (“Mizuho”), and the Trustee. The Notes are secured by the Partnership’s residual certificates associated with the trusts that issued the Freddie Mac Multifamily Variable Rate Certificates Series M-024, Freddie Mac Multifamily M Certificates Series M-031, Freddie Mac Multifamily M Certificates Series M-033, and Freddie Mac Multifamily M Certificates Series M-045 (collectively, the “Class B Certificates”). The Class B Certificates represent the Partnership’s beneficial interests in the securitized assets held by the Federal Home Loan Mortgage Corporation (“Freddie Mac”) pursuant to Freddie Mac’s Tax-Exempt Bond Securitization (“TEBS”) program.

The Notes were issued in a private offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to a qualified institutional buyer in accordance with Rule 144A under the Securities Act.  The Notes have not been registered under the Securities Act or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

The Notes have an initial principal balance of $103.5 million. The Notes bear interest at a variable rate equal to the 3-month London Inter-Bank Offered Rate (“LIBOR”) plus 9.00% payable monthly.  Interest due on the Notes will be paid from receipts related to the Class B Certificates. Concurrent with the issuance of the Notes, the Partnership entered into two Total Return Swap (“TRS”) transactions with Mizuho. Under the TRS transactions, the Partnership has agreed to make periodic payments to Mizuho based on a variable rate of interest during a specified period, in return for periodic payments by Mizuho to the Partnership based on the interest due on the Notes.  The TRS transactions have the effect of reducing the Partnership’s net interest cost associated with the Notes. The first TRS transaction, with an initial notional amount of $40 million, reduces the Partnership’s net interest cost to a rate equal to 3-month LIBOR plus 3.75%, with an interest rate floor of 4.25%. The second TRS transaction, with an initial notional amount of $63.5 million, reduces the Partnership’s net interest cost to a rate equal to 3-month LIBOR plus 0.50%, with an interest rate floor of 1.00%. Through March 2022, the Issuer has the option to allocate notional amounts from the second TRS transaction to the first TRS transaction, in minimum increments of $10 million, and receive net cash proceeds of approximately 65% of the reallocated notional amount.

Of the initial gross proceeds of the Notes, the Partnership received approximately $24.8 million in cash at closing. Notes proceeds of approximately $1.2 million were deposited in a reserve account at U.S. Bank under the Indenture which will be released to the Partnership at such time as the Partnership can arrange for principal and interest payments related to the Class B Certificates to be remitted directly to U.S. Bank, which must be completed within 45 days of closing. The remaining Notes proceeds of approximately $77.5 million were deposited with Mizuho as collateral for the TRS transactions. The Notes proceeds in reserve at U.S. Bank and those deposited as collateral to the TRS transactions will be reported as restricted cash for financial reporting purposes.  The Issuer and Partnership will use the net proceeds from the offering of the Notes to make additional investments as permitted by the Partnership’s Amended and Restated Limited Partnership Agreement, dated September 15, 2015 and for general business purposes.

Future receipts of principal related to the Class B Certificates will be used to pay down the principal of the Notes. The Partnership, as the sole member of Issuer, has guaranteed the payment and performance of the responsibilities of Issuer under the Notes and related documents. The Notes have a stated maturity date of September 1, 2025. The Notes will be recorded by the Partnership as secured financing for financial reporting purposes.

The following is a brief description of the principal agreements affecting the rights and obligations of the Partnership and/or the Issuer in connection with the Notes. Each of the following documents is attached as an exhibit to this Current Report on Form 8-K and is incorporated by reference herein. Each such description is qualified in its entirety by reference to the full text of the document so described.

Indenture of Trust

The Indenture between the Issuer and the Trustee authorizes the issuance the Notes in the principal amount of $103.5 million. The Indenture includes, among other provisions, customary terms related to (i) the calculation and payment of interest due on the Notes, (ii) recording and transfers of the Notes, (iii) funds in reserve at U.S. Bank, (iv) redemption provisions, (v) events of default, and (vi) the responsibilities of the Trustee. The Notes have a stated maturity date of September 1, 2025. The Notes are subject to mandatory redemption, without premium, from payments of principal received in respect of the Class B Certificates or proceeds received from a tender for purchase or disposition of the Class B Certificates. The Notes are subject to optional redemption by the Issuer on any business day at a price equal to the principal amount of the Notes upon 15 days advance notice of redemption to the Trustee.

Under the terms of the Indenture, the Issuer is prohibited from issuing any additional indebtedness secured or payable by the collateral pledged under the Indenture for the Notes, which represent all assets of the Issuer, without the prior written consent of

Mizuho. As such, the Notes are general senior obligations of the Issuer. The Indenture is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Supplemental Agreement

The Supplemental Agreement by and among the Issuer, Stern Bros., Mizuho, and the Trustee sets forth the terms for the initial purchase of the Notes by Stern Bros. in the amount of $103.5 million and the subsequent sale of the Notes to Mizuho in the same amount pursuant to Rule 144A under the Securities Act. The Supplemental Agreement also contains various representations and warranties by the Issuer, Stern Bros., and Mizuho related to the purchase and delivery of the Notes. The Supplemental Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Limited Guaranty, Pledge of Sole Membership Interests and Security Agreement

The Partnership entered into a Limited Guaranty, Pledge of Sole Membership Interests and Security Agreement with the Trustee dated as of September 24, 2020 (the “Guaranty”) which sets forth the terms by which the Partnership, as the sole member of the Issuer, has guaranteed the payment and performance of the responsibilities of the Issuer under the Notes and related documents. The Guaranty also contains the terms under which the Partnership has assigned in blank its membership interests in the Issuer and the four special-purpose entities (“TEBS Sponsors”) that own each respective series of the Class B Certificates. The Guaranty is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is hereby incorporated by reference into this Item 2.03, insofar as it relates to the creation of a direct financial obligation of the Partnership or an obligation under an off-balance sheet arrangement of the Partnership.

Item 8.01.  Other Events.

On September 30, 2020, the Partnership issued a press release announcing the offering of the Notes, a copy of which is attached as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

Exhibit No.	Description

10.1	Indenture of Trust dated September 24, 2020 between ATAX TEBS Holdings, LLC and U.S. Bank National Association.

10.2	Supplemental Agreement dated September 24, 2020 by and among ATAX TEBS Holdings, LLC, Stern Brothers & Co., Mizuho Capital Markets LLC, and U.S. Bank National Association.

10.3	Limited Guaranty, Pledge of Sole Membership Interests and Security Agreement dated September 24, 2020 by America First Multifamily Investors, L.P. for the benefit of U.S. Bank National Association.

99.1	Press Release dated September 30, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICA FIRST MULTIFAMILY INVESTORS, L. P.

Dated: September 30, 2020	By:	/s/ Jesse A. Coury
Printed: Jesse A. Coury
Title: Chief Financial Officer